FOR IMEDIATE RELEASE

SunPower Contacts

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports First-Quarter 2009 Results

•	Signed 3-year, 300 to 600 MW supply agreement with FPL Group in April 2009
•	Awarded 17 MW power plant agreement with Xcel Energy in April 2009
•	Announced 8 MW power plant development agreement with Exelon in April 2009
•	Received regulatory approval of 210 MW power purchase agreement with Pacific Gas and Electric
•	Booked more than $60 million in North American commercial systems projects
•	Began construction of SunPower’s first Italian power plant with Api Nova

SAN JOSE, Calif., -- April 23, 2009 – SunPower Corporation (NASDAQ: SPWRA, SPWRB) today announced financial results for its 2009 first quarter which ended March 29, 2009.  Revenue for the 2009 first quarter was $214 million and compares to revenues of $401 million in the fourth quarter of 2008 and $274 million in the first quarter of last year.  The Components and Systems segments each accounted for 50% of first-quarter 2009 revenue.

“The first quarter of 2009 was the most challenging quarter we’ve seen since SunPower went public in 2005,” said Tom Werner, SunPower’s CEO.  “Our quarterly performance was impacted by seasonality, the continuing effects of the credit crisis and difficult economic conditions.  Despite these headwinds we were able to deliver strong gross margins in our Components business and positive non-GAAP net income.  We have responded to current market conditions by moving to a demand-driven manufacturing model and reducing our planned operating expenses to align with our adjusted revenue outlook.  Our recent announcements with FPL Group, Exelon and Xcel are representative of the range of opportunities in our utility and power plant business pipeline.  Looking forward, we see positive trends emerging in a number of market segments, including the rooftop, distributed power plant and utility markets that give us confidence that we are well positioned for growth in the second half of 2009, 2010 and beyond.

“We were also pleased to announce today our expanded partnership with FPL Group through a significant supply agreement for future solar projects.  This builds on our successful commencement of construction of the 25 megawatt DeSoto Next Generation Solar Energy Center in the first quarter of 2009.  We look forward to working with FPL Group on future solar power plants around the country,” Werner concluded.

On a GAAP basis for the 2009 first quarter, SunPower reported gross margin of 22.3%, an operating loss of $2.5 million and a net loss per share of ($0.06).  GAAP net loss per share for the first quarter of 2009 includes a $5.0 million expense, or $0.06 per share, for non-cash charges related to adoption of new FASB accounting rule FSP APB 14-1, which impacts how companies account for interest expense on convertible bonds.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization of intangible assets of $4.1 million, stock-based compensation of $9.5 million and non-cash interest expense of $5.0 million, SunPower reported total gross margin of 24.3%, operating income of $11.5 million and net income per diluted share of $0.05.  This compares with fourth-quarter 2008 non-GAAP gross margin of 29.9%, operating income of $77.5 million and $0.69 net income per diluted share.  For the 2009 first quarter, Components segment gross margin was 29.5% and Systems segment gross margin was 19.0%.

2009 Guidance
The company expects the following fiscal year 2009 non-GAAP results:  total revenue of $1.3 billion to $1.7 billion, net income per diluted share of $1.25 to $1.75 and production of up to 400 megawatts.  The company also revised its 2009 capital expenditure outlook from $350 million - $400 million to $250 million - $300 million.

For the full year 2009, the company expects the following total company GAAP results: revenue of $1.3 billion to $1.7 billion and net income per diluted share of $0.25 to $0.75.  GAAP earnings per share guidance include approximately $0.20 per share of expense for non-cash charges related to the adoption of FASB accounting rule FSB APB 14-1.

This press release contains both GAAP and non-GAAP financial information.  Non-GAAP figures are reconciled to the closest GAAP equivalent figures on the final page of this press release.  Please note that the company has posted supplemental information and slides related to its first-quarter 2009 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.

About SunPower
SunPower Corporation (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers high-performance solar-electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia, and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “planned opportunities,” “pipeline,” “forward,” “trends,” “growth,” and “expects” to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) opportunities in our utility and power plant pipeline; (b) trends emerging in a number of market segments including the rooftop, distributed power plan and utility markets that give us confidence that we are well positioned for growth in the second half of 2009, 2010 and beyond; (c) working together with FPL Group on future solar power plants, (d) GAAP and non-GAAP fiscal year 2009 total revenue and net income per diluted share; (e) 2009 expected production, operating expenses and capital expenditures; and (f) expense for non-cash charges related to the adoption of FASB accounting rule 14-1.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) the company’s ability to obtain and maintain an adequate supply of raw materials and components, as well as the price it pays for such; (ii) general business and economic conditions, including seasonality of the industry; (iii) growth trends in the solar power industry; (iv) the continuation of governmental and related economic incentives promoting the use of solar power; (v) the improved availability of third-party financing arrangements for the company’s customers; (vi) construction difficulties or potential delays, including permitting and transmission access and upgrades; (vii) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (viii) manufacturing difficulties that could arise; (ix) the success of the company’s ongoing research and development efforts to compete with other companies and competing technologies;

(x) FPL Group’s potential exercise of early termination rights under the supply agreement; (xi) unanticipated changes in the GAAP expense for non-cash charges related to the adoption of FASB accounting rule 14-1; and (xii) other risks described in the company’s Annual Report on Form 10-K for the year ended December 28, 2008, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Segment Reporting Information

For first-quarter 2009 reporting purposes, the Systems segment generally represents products and services sold directly to the system owner.  Additionally, both SunPower and third-party solar panels sold through the Systems segment channels are recorded as Systems segment revenue. The Components segment primarily represents products sold to installers and resellers.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets, stock-based compensation, impairment of long-lived assets, interest expense, and their related tax effects.  Management does not consider these charges in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
SunPower operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end.

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SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar. 29,	Dec. 28,
	2009	2008

ASSETS

Cash and cash equivalents	$149,110	$202,331
Restricted cash	184,462	175,277
Investments	21,268	40,756
Accounts receivable, net	149,179	194,222
Costs and estimated earnings in excess of billings	34,164	30,326
Inventories	343,169	251,542
Prepaid expenses and other assets	187,491	197,637
Advances to suppliers	154,526	162,610
Property, plant and equipment, net	687,159	629,247
Goodwill and other intangible assets, net	231,609	236,210

Total assets	$2,142,137	$2,120,158

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$272,600	$263,241
Accrued and other liabilities	173,874	213,772
Long-term debt	103,850	54,598
Convertible debt	363,768	357,173
Billings in excess of costs and estimated earnings	6,904	11,806
Customer advances	101,072	110,394

Total liabilities	1,022,068	1,010,984

Stockholders' equity	1,120,069	1,109,174

Total liabilities and stockholders' equity	$2,142,137	$2,120,158

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED
	Mar. 29,	Mar. 30,	Dec. 28,
	2009	2008	2008

Revenue:
Systems	$106,097	$178,851	$177,858
Components	107,690	94,850	223,109
	213,787	273,701	400,967

Cost of revenue:
Cost of systems revenue	88,351	143,264	142,591
Cost of components revenue	77,688	77,242	147,045
	166,039	220,506	289,636

Gross margin	47,748	53,195	111,331

Operating expenses:
Research and development	7,964	4,642	5,970
Selling, general and administrative	42,283	33,858	50,599

Total operating expenses	50,247	38,500	56,569

Operating income (loss)	(2,499)	14,695	54,762

Interest and other income (expense), net	(12,094)	(1,435)	(20,742)

Income (loss) before income taxes and equity in earnings of unconsolidated investees	(14,593)	13,260	34,020

Income tax provision (benefit)	(8,562)	1,805	12,742

Income (loss) before equity in earnings of unconsolidated investees	(6,031)	11,455	21,278

Equity in earnings of unconsolidated investees, net of taxes	1,245	544	10,072

Net income (loss)	$(4,786)	$11,999	$31,350

Net income (loss) per share:
- Basic	$(0.06)	$0.15	$0.37
- Diluted	$(0.06)	$0.14	$0.36

Shares used in calculation of net income (loss) per share:
- Basic	84,162	80,215	84,008
- Diluted	84,162	84,252	86,120

(In thousands, except per share data)
	THREE MONTHS ENDED			THREE MONTHS ENDED
	Mar. 29,	Mar. 30,	Dec. 28,	Mar. 29,	Mar. 30,	Dec. 28,
	2009	2008	2008	2009	2008	2008
	(Presented on a GAAP Basis)			(Presented on a non-GAAP Basis)
Gross margin	$47,748	$53,195	$111,331	$51,864	$65,698	$119,749
Operating income (loss)	$(2,499)	$14,695	$54,762	$11,536	$39,097	$77,483
Net income (loss) per share:
-Basic	$(0.06)	$0.15	$0.37	$0.05	$0.40	$0.71
-Diluted	$(0.06)	$0.14	$0.36	$0.05	$0.38	$0.69

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets, stock-based compensation expenses, impairment of long-lived assets, interest expense, and the related tax effects of these non-GAAP adjustments. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of amortization of intangible assets, stock-based compensation expenses, impairment of long-lived assets and interest expense. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation expenses, impairment of long-lived assets and interest expense. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of SunPower’s core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation expenses, impairment of long-lived assets and interest expense. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the Company’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the Company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation expenses, impairment of long-lived assets, interest expense and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare the Company's operating results on a more consistent basis against that of other companies in our industry.

 Non-Cash Items

o  Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of Cypress acquiring the company in November 2004, in which Cypress’ cost of purchased technology, patents, trademarks and a distribution agreement is reflected in our financial statements. In addition, SunPower incurs amortization of intangible assets as a result of our acquisitions, which includes purchased technology such as existing technology, patents, brand names and trademarks. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Impairment of long-lived assets. SunPower incurred an impairment of long-lived assets in the first quarter of fiscal 2008 totaling $5.5 million, which relates to the discontinuation of our imaging detector product line and for the write-off of certain solar manufacturing equipment which became obsolete due to new processes. The $3.3 million write-off of certain solar manufacturing equipment was reversed in the third quarter of fiscal 2008. SunPower excluded this item because the expense is not reflective of its ongoing operating results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of long-lived assets.

o  Non-cash interest expense. Under FSP APB 14-1, SunPower separately accounts for the liability and equity components of its convertible debt in a manner that reflects interest expense equal to SunPower’s non-convertible debt borrowing rate. As a result, SunPower incurs interest expense that is substantially higher than interest payable on $198.6 million in principal amount of its 1.25% senior convertible debentures and $225.0 million in principal amount of its 0.75% senior convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED
	Mar. 29,	Mar. 30,	Dec. 28,
	2009	2008	2008

GAAP gross margin	$47,748	$53,195	$111,331
Amortization of intangible assets	2,793	3,212	2,930
Stock-based compensation expense	823	3,714	5,171
Impairment of long-lived assets	—	5,489	—
Non-cash interest expense	500	88	317
Non-GAAP gross margin	$51,864	$65,698	$119,749

GAAP operating income (loss)	$(2,499)	$14,695	$54,762
Amortization of intangible assets	4,052	4,317	4,210
Stock-based compensation expense	9,483	14,508	18,194
Impairment of long-lived assets	—	5,489	—
Non-cash interest expense	500	88	317
Non-GAAP operating income	$11,536	$39,097	$77,483

NET INCOME (LOSS) PER SHARE:
	THREE MONTHS ENDED
	Mar. 29,	Mar. 30,	Dec. 28,
	2009	2008	2008

Basic:
GAAP net income (loss) per share	$(0.06)	$0.15	$0.37
Reconciling items:
Amortization of intangible assets	0.05	0.05	0.05
Stock-based compensation expense	0.11	0.18	0.22
Impairment of long-lived assets	—	0.07	—
Non-cash interest expense	0.06	0.05	0.05
Tax effect	(0.11)	(0.10)	0.02

Non-GAAP net income per share	$0.05	$0.40	$0.71

Diluted:
GAAP net income (loss) per share	$(0.06)	$0.14	$0.36
Reconciling items:
Amortization of intangible assets	0.05	0.05	0.05
Stock-based compensation expenses	0.11	0.17	0.21
Impairment of long-lived assets	—	0.07	—
Non-cash interest expense	0.06	0.05	0.05
Tax effect	(0.11)	(0.10)	0.02

Non-GAAP net income per share	$0.05	$0.38	$0.69

Shares used in calculation of GAAP net income (loss) per share:
- Basic	84,162	80,215	84,008
- Diluted	84,162	84,252	86,120

Shares used in calculation of non-GAAP net income per share:
-Basic	84,162	80,215	84,008
-Diluted	85,992	84,252	86,120

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	March 29, 2009
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$1,841	$952	$—	$1,259	$—	$—
Stock-based compensation expense	298	525	1,431	7,229	—	—
Non-cash interest expense	230	270	—	—	4,521	—
Tax effect	—	—	—	—	—	(9,547)
	$2,369	$1,747	$1,431	$8,488	$4,521	$(9,547)

	March 30, 2008
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$2,168	$1,044	$—	$1,105	$—	$—
Stock-based compensation expense	2,511	1,203	811	9,983	—	—
Impairment of long-lived assets	1,343	4,146	—	—	—	—
Non-cash interest expense	36	52	—	—	4,296	—
Tax effect	—	—	—	—	—	(8,711)
	$6,058	$6,445	$811	$11,088	$4,296	$(8,711)

	December 28, 2008
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$1,841	$1,089	$—	$1,280	$—	$—
Stock-based compensation expense	3,084	2,087	1,218	11,805	—	—
Non-cash interest expense	86	231	—	—	3,875	—
Tax effect	—	—	—	—	—	1,332
	$5,011	$3,407	$1,218	$13,085	$3,875	$1,332